Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Chavant Capital Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.00001 per share	Rule 457(f)(2)	5,401,055 (1)(2)	$0.000003(3)	$16.20	.0001476(4)	$0.002
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-
	Total Offering Amounts					$16.20		$0.002
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.002

(1)

Represents additional shares of Class A Common Stock (“Class A Common Stock”) of Chavant Capital Acquisition Corp. (“Chavant”) estimated to be issued in connection with the Transaction described in the proxy statement/prospectus included in the Registration Statement on Form S-4, as amended, which was declared effective on November 13, 2023 (Registration No. 333-271197) (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the issuance of 27,005,275 shares of Class A Common Stock was registered with the Securities and Exchange Commission. Chavant now anticipates that up to 5,401,055 additional shares of Class A Common Stock may be issued in connection with the Transaction as described in the Registration Statement on Form S-4, pursuant to Rule 462(b) of the Securities Act of 1933 (as amended, the “Securities Act”), to which this Exhibit 107 relates.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of the Mobix Labs, Inc. (“Mobix Labs”) securities to be exchanged in the Transaction as of immediately prior to the Transaction. Mobix Labs is a private company, no market exists for its securities and Mobix Labs has an accumulated capital deficit.

(4)	Determined in accordance with section 6(b) of the securities act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.